Exhibit 99.1

Agrify Corporation Announces Approximately $13.8 Million Debt-to-Equity Conversion

Company Expects to Regain Compliance with Nasdaq Shareholders’ Equity Requirement

TROY, Michigan, May 22, 2024 - Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced an approximately $13.8 million debt-to-equity conversion by CP Acquisitions, LLC and GIC Acquisitions LLC. As a result of the conversion, the Company is expected to regain compliance with Nasdaq’s Listing Rule, achieving stockholder’s equity of at least $2.5 million as of the date of conversion.

In connection with the conversions, CP Acquisitions, LLC (“CP”), an entity affiliated with and controlled by Raymond Chang, the Chairman and Chief Executive Officer of the Company, and I-Tseng Jenny Chan, a member of Agrify’s Board of Directors, converted $11.5 million of its senior convertible note into a Pre-Funded Warrant exercisable at issuance for up to 8,561,644 shares of common stock. GIC Acquisitions LLC (“GIC”), an entity affiliate with and controlled by Mr. Chang, converted approximately $2.29 million of its junior secured note into a Pre-Funded Warrant exercisable at issuance for up to 3,225,807 shares of common stock. Each Pre-Funded Warrant includes adjustment provisions in the event that Agrify conducts any equity financing during the twelve month period following conversion, subject to shareholder approval.

As a result of the conversions, the Company believes that its shareholders’ equity exceeds $2.5 million, which would allow the Company to regain compliance with Nasdaq Listing Rule 5550(b)(1). Raymond Chang, Chairman and Chief Executive Office of Agrify, stated “I am very pleased to see the continuous turnaround in Agrify. The decision to convert a substantial portion of the senior debt shows the management and the shareholders’ commitment to the future of Agrify.  We are excited to see the strong positive momentum in our business across both the extraction and cultivation divisions. We believe this large debt conversion allows Agrify to meet the minimum shareholders’ equity requirement under Nasdaq continued listing rules and provides Agrify with a cleaner and positive balance sheet to fuel our future growth. We remain focused on executing the Company’s turnaround.”

About Agrify (Nasdaq:AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Agrify’s proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Agrify’s comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding the ability to regian compliance with Nasdaq listing rules, Agrify’s future growth, and Agrify’s ability to deliver solutions and services. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify Investor Relations

IR@agrify.com

(857) 256-8110